SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

 Date of Report (date of earliest event reported): December 20, 2007

SARS CORPORATION

 (Exact name of registrant as specified in its charter)

Nevada	000-51046	33-0677545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

19119 Northcreek Parkway, Suite 201
Bothell, WA 98011
 (Address of principal executive offices)

Registrant’s telephone number, including area code: 866-276-7277

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                      Completion of Acquisition or Disposition of Assets

On December 20, 2007, SARS Corporation, a Nevada corporation (“SARS” or the “Company”), through its United Kingdom subsidiary, Jinkhold, Ltd. (“Jinkhold”), finalized and closed a material definitive agreement (the “Agreement”) with Andronics, Ltd., a company formed under the laws of Northern Ireland (“Andronics”).  The Agreement was executed on October 26, 2007.

Under the Agreement, SARS shall purchase certain assets of Andronics for the following consideration: (i) assumption of certain liabilities; (ii) 50,000 shares of SARS common stock; and (iii) convertible debentures totaling $722,000 USD.  In connection with the Agreement and as conditions of closing, (i) Jinkhold executed a lease agreement with certain shareholders of Andronics for office space in Northern Ireland; (ii) Andronics service contract with British Petroleum was novated to Jinkhold; and (iii) stub period financial statements from February 28, 2007, Andronics’ fiscal year end, until September 30, 2007 were submitted to SARS.

Additionally, on December 20, 2007, SARS, Jinkhold and Andronics executed the First Amendment to the Agreement, whereby (i) the closing date was extended and (ii) the parties to which the consideration mentioned above as well as 1,000,000 shares of SARS common stock options (defined in the Agreement) were amended to reflect that these items shall be issued to Andronics, Ltd.

Item 9.01 Financial Statements and Exhibits

Please see the exhibit index following the signature page.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2007

SARS CORPORATION

By:	/s/ Clayton Shelver
Clayton Shelver Chief Executive Officer

Exhibit Index

Exhibit Number:	Description:
10.1	Andronics Asset Purchase Agreement
10.2	First Amendment to Asset Purchase Agreement